Exhibit 10.33

Execution Version

AGREEMENT

THIS AGREEMENT is made and entered into as of the 8th day of September, 2015by and betweenShanghai Wisdom & Wealth Investment & Management Co., Ltd., an entity organized under the laws of the People's Republic of China ("Wisdom & Wealth") and Armco Metals Holdings, Inc., a Nevada corporation (the "Guarantor").

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Notice of Debt Transfer dated October 15, 2014 (the "Debt Transfer Agreement"), the Bank of China Lianyungang Branch approved the transfer of the loan from Armco (Lianyungang) Renewable Metals, Inc., an entity organized under the laws of the People's Republic of China and a wholly-owned subsidiary of the Guarantor (the "Borrower") of CNY 50 million (the "Loan") to Lianyungang Chao Yang Construction Development Co., Ltd., an entity organized under the laws of the People's Republic of China ("Lianyungang Chao Yang").

WHEREAS, on December 25, 2014, China Orient Asset Management Corporation, an organization authorized by the People’s Bank of China to dispose of bad assets from banks primarily from Bank of China, transferred the Loan toLianyungang Chao Yang.

WHEREAS, on March 6, 2015, under the terms of a letter of agreement Lianyungang Chao Yang modified the Loan (the "Loan Modification").

WHEREAS, the Borrower has not made the schedule minimum repayments in accordance with the terms of the Loan Modification.

WHEREAS, pursuant to the terms and conditions of that certain Debt Purchase Agreement dated September 7, 2015 by and between Lianyungang Chao Yang and Wisdom & Wealth, Wisdom & Wealth purchased the Loan from Lianyungang Chao Yang.

WHEREAS, the Guarantor had fully guaranteed the payment of the Loan to Lianyungang Chao Yang in accordance with the terms of that certain Guaranty dated September 7, 2015 (the "Guaranty"), which such Guaranty was transferred to Wisdom & Wealth in connection with its acquisition of the Loan.

WHEREAS, the Loan is due on or before December 31, 2015 (the "Maturity Date").

WHEREAS, at June 30, 2015 the Borrower owed $4,092,457 under the Loan (the "Loan Balance").

WHEREAS, the Guarantor and Wisdom & Wealthare each desirous of permitting Wisdom & Wealthto convert the Loan Balance into shares of its common stock pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

1.     Recitals. The foregoing recitals are true and correct.

2.     Definitions. When used in this Agreement,

Execution Version

"Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

"Beneficial Owner"means any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security; provided, further, that aPerson shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such securitywithin 60 days.

"Common Stock" means the common stock, par value $0.001 per share, of the Guarantor.

"Conversion Amount" means, with respect to any Conversion (as hereinafter defined), the amount of the LoanBalance to be converted in such Conversion.

"Conversion Price" means 85% multiplied by the Market Price, provided, however, that the Conversion Price may not be less than $0.20 per share.

"Conversion Shares" means the shares of Common Stock issued upon the Conversion of the Loan Balance.

"Exchange Approval Date" means the date following the Stockholder Approval Date that NYSE Regulation, Inc. gives the Guarantor written notice of its approval of (i) the Additional Listing Application covering the Conversion Shares, and (ii) the continued listing of the Guarantor's Common Stock on the NYSE MKT without the requirement for the Guarantor to requalify for listing.

“Market Price” means the volume weighed average price (VWAP) for the Common Stock during the 10 Trading Days ending on the latest complete Trading Day prior to the Conversion Date as determined by Bloomberg or such other reliable reporting service as mutually agreed upon by Wisdom & Wealth and the Guarantor.

"Person" means a natural person, company, corporation, partnership, association, trust or any unincorporated organization.

"Stockholder Approval Date" means the date that the Guarantor's stockholders approve the issuance of the Conversion Shares at an annual or special meeting of stockholders held in accordance with the laws of the State of Nevada and the rules and regulations of the U.S. Securities and Exchange Commission.

“Trading Day” shall mean any day on which the Common Stock is tradable for any period on the NYSE MKT, or on the principal securities exchange or other securities market on which the Common Stock is then being traded or quoted.

"Trading Price” means the closing bid price of the Common Stock on the NYSE MKT or, if the NYSE MKT is not the principal trading market for the Common Stock, the closing bid price of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded. If the Trading Price cannot be calculated for the Common Stock on such date, the Trading Price shall be the fair market value as mutually determined by Wisdom & Wealth and the Guarantor.

Execution Version

2.     Conversion Rights.

(a)     Wisdom & Wealth shall have the right from time to time, and at any time during the period beginning on the Exchange Approval Date and ending on the Maturity Date, to convert all or any part of the outstanding Loan Balance into fully paid and non-assessable shares of Common Stock (or any shares of capital stock or other securities of the Guarantor into which such Common Stock shall hereafter be changed or reclassified) at the Conversion Price (a “Conversion”). All interest which may accrue on the Loan Balance in accordance with the terms of the Loan Modification shall be paid by the Borrower in cash and shall not be subject to any Conversion.

(b)     The number of shares of Common Stock to be issued upon each Conversion shall be determined by dividing the Conversion Amountby the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to Guarantor by Wisdom & Wealthin accordance with Section 2(c) below (the “Conversion Date”).

(c)     Subject to the provisions of this Agreement, the Loan Balance may be converted by Wisdom & Wealthfrom time to time by submitting to the Guarantor a Notice of Conversion by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date. The Loan Balance may only be converted by Wisdom & Wealth, and the Guarantor shall have no obligation to facilitate a Conversion (i) which provides for the issuance of the Conversion Shares to any other Person, or (ii) if the Notice of Conversion has not been completed by Wisdom & Wealth in a manner so as to comply with the provisions of this Agreement and the exemption from registration of the Conversion Shares in accordance with Rule 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"). The Guarantor and Wisdom & Wealth shall maintain records showing the amount of the Loan Balance so converted and the dates of such Conversions. Upon receipt by the Guarantor fromWisdom & Wealth of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for Conversion as provided in this Agreement, the Guarantor shall issue and deliver or cause to be issued and delivered to or upon the order of Wisdom & Wealth certificates for the Conversion Shares issuable upon such Conversion within three (3) business days after such receiptsubject to the provisions of Section 4 hereof. In lieu of delivering physical certificates representing the Conversion Shares issuable upon Conversion, provided the Guarantor is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (FAST) program, upon request of Wisdom & Wealth and its compliance with the provisions of this Agreement, the Guarantor shall use its best efforts to cause its transfer agent to electronically transmit the Conversion Shares issuable upon a Conversion to Wisdom & Wealth by crediting the account of Wisdom & Wealth’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(d)     Providing that a Conversion is made in accordance with the terms of this Agreement, and assuming the required holding period under Rule 144 of the Securities Acthas been satisfied,the certificate representing the Conversion Shares shall be issued without restrictive legend in accordance with the provisions of Rule 3(a)(9) of the Securities Act; provided, however, that if Wisdom & Wealth is a Reporting Person (as that term is defined in Section 4 hereof), the Guarantor may place a control stock legend on the certificate representing the Conversion Shares. At its expense, the Guarantor shall deliver such opinions of counsel as its transfer agent deems necessary to facilitate the issuance of the certificates for the Conversion Shares without a restrictive legend.

Execution Version

3.     Representations and Warranties.

(a)     Wisdom & Wealth represents, warrants and covenants to the Guarantor as follows:

(i)     Wisdom & Wealth is an entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. Wisdom & Wealthhas all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by Wisdom & Wealth in connection with a Conversion, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by Wisdom & Wealth in connection with any Conversion, the performance of its obligations hereunder and thereunder and the consummation by Wisdom & Wealth of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Wisdom & Wealth, and no other corporate proceedings on the part of Wisdom & Wealth are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by Wisdom & Wealth, and, assuming this Agreement is duly executed by the Guarantor, this Agreement constitutes a valid and binding agreement of Wisdom & Wealth, enforceable against Wisdom & Wealth in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(ii)     Wisdom & Wealthis the sole and exclusive owner of the Loan which is owned free and clear of all rights, claims, liens and encumbrances of any nature whatsoever;

(iii)     Wisdom & Wealth has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the Loan and this Agreement including (i) the legal requirements of its jurisdiction, (ii) any foreign exchange restrictions applicable to the Loan and this Agreement and the transactions contemplated hereby, (iii) any governmental or other consents that may need to be obtained by Wisdom & Wealth, and (iv) the income tax and other tax consequences, if any, that may be relevant to the Loan, this Agreement and the transactions contemplated hereby;

(iv)     Neither Wisdom & Wealth nor any of its Affiliates is presently an Affiliate of the Guarantor;

(v)     Wisdom & Wealth shall take such actions and execute and deliver such documents as the Guarantor shall reasonably request to facilitate the approval by NYSE Regulation, Inc.of theAdditional Listing Application for the Conversion Sharesand the continued listing of the Guarantor's Common Stock on the NYSE MKT without the requirement for the Guarantor to requalify for listing. Wisdom & Wealth acknowledges its understanding that the LoanBalance is not convertible in accordance with the terms of this Agreement or otherwise until the Exchange Approval Date; and

(vi)     Wisdom & Wealthis experienced in investments and business matters, has made investments of a speculative nature and has such knowledge and experience in financial, tax and other business matters as to enable it to evaluate the merits and risks of, and to make an informed investment decision with respect to, this Agreement. Wisdom & Wealth understands that its acquisition of the Loan and, upon any Conversion thereof, of the ConversionShares, is a speculative investment, and each it represents that it is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

Execution Version

(b)     The Guarantor represents, warrants and covenants to Wisdom & Wealth as follows:

(i)     The Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. The Guarantor has all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by it in connection with a Conversion, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by the Guarantor in connection with any Conversion, the performance of its obligations hereunder and thereunder and the consummation by the Guarantor of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Guarantor, and no other corporate proceedings on the part of the Guarantor are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by the Guarantor, and, assuming this Agreement is duly executed by Wisdom & Wealth, this Agreement constitutes a valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(ii)     The Guarantor files annual, quarterly and current reports with the United States Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the “SEC Reports”). Since January 1, 2013 the SEC Reports do not misrepresent a material fact, do not omit to state a material fact and do not omit any fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; and

(iii)     The Conversion Shares have been duly authorized, and upon issuance in accordance with the terms of this Agreement,will be validly issued, fully paid and non-assessable.

4.     COVENANTS OF WISDOM &WEALTH.

(a)     At such time as Wisdom & Wealth shall become the Beneficial Owner of 10% or more of the Guarantor's Common Stock (a "Reporting Person"), at its sole expense Wisdom &Wealthcovenants that it shall promptly comply with the reporting obligations of Regulation 13D-G ("Regulation 13D-G") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and thereafter from time to time while it remains a Reporting Person it shall timely file such amendments and other information as may be required by Regulation 13D-G from time to time. The Guarantor shall not be required to honor any Conversion Notice if it reasonably believes Wisdom & Wealth has failed to make the required filings with the Securities and Exchange Commission as may be required under the Exchange Act.

(b)     Wisdom & Wealth hereby covenants and agrees that it shall not seek to exercise any control directly or indirectly over the Guarantor's business and operations, including those of its consolidatedsubsidiaries, nor shall it otherwise attempt to influence, either directly or indirectly, its management. Wisdom & Wealth further covenants and agrees so long as it shall own any shares of Guarantor's common stock that in connection with any annual or special meeting of stockholders of the Guarantor, or any action by written consent in lieu of a stockholders meeting, it will vote all of its shares of Guarantor's common stock either in favor of (or provide a written consent to) or against the action in question, as determined by the decision of a majority of the Guarantor's stockholders.

Execution Version

5.     General Provisions.

(a)     This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b)     The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c)     This Agreement and the conversion rights hereunder are not transferrable or assignable by Wisdom & Wealth without the prior written consent of the Guarantor, which such consent may not be forthcoming.

(d)     Each party to this Agreement, as further evidenced by its signature below, acknowledges that it has had the opportunity to obtain the advice of independent counsel of its choosing prior to its execution of this Agreement and that it has availed itself of this opportunity to the extent it deemed necessary and advisable. This Agreement has been prepared by Pearlman Schneider LLP, counsel to the Guarantor.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto on the date first above written.

ARMCO METALS HOLDINGS, INC.

By:
Kexuan Yao, Chief Executive Officer

SHANGHAI WISDOM & WEALTH INVESTMENT & MANAGEMENT CO., LTD.

By:
Gang Li, Chief Executive Officer

Execution Version

Exhibit A

Notice of Conversion

To:     Armco Metals Holdings, Inc.

1.     Shanghai Wisdom & Wealth Investment & Management Co., Ltd("Wisdom & Wealth")hereby elects to convert $__________ (the "Conversion Amount") of the Loan Balance into ________ Conversion Shares pursuant to the terms of that certain Agreement dated August __, 2015 (the "Agreement") by and between Wisdom & Wealth and Armco Metals Holdings, Inc. (the "Company"

2.     Please issue and deliver a certificate representing the Conversion Shares to Wisdom & Wealth to its address set forth below. If delivery of the Conversion Shares is requested via DWAC, please check this box and provide the requested information:

☐     The Company is requested to electronically transmit the Conversion Shares issuable pursuant to this Notice of Conversion to the account of Wisdom & Wealth with DTC through a DWAC system transfer.

Name of DTC Prime Broker:          _______________________________

Account Number:                           _______________________________

3.     In order to induce the Company to process this Conversion Notice, Wisdom & Wealth represents, warrants and covenants to the Company that Wisdom & Wealth has fully and timely complied with its reporting obligations, if any, under Regulation 13D-G of the Securities Exchange Act of 1934, as amended.

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Dated:     _______________, 2015

SHANGHAI WISDOM & WEALTH INVESTMENT & MANAGEMENT CO., LTD.

By:
Gang Li, Chief Executive Officer